UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 3, 2023

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On July 3, 2023, Innovid Corp. (the “Company”) received written notice (the “Compliance Notice”) from the New York Stock Exchange (the “NYSE”) informing the Company that it has regained compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual, which requires that companies listed on the NYSE maintain a minimum average closing price of the Company’s common stock above $1.00 per share over a consecutive 30 trading-day period.
The Company regained compliance under Section 802.01C on June 30, 2023 after the Company’s common stock had a closing share price of at least $1.00 and had maintained an average closing share price of at least $1.00 over the 30 trading-day period ending on that date.
On July 5, 2023, the Company issued a press release announcing the Company has regained compliance with the NYSE’s continued listing standards. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated July 5, 2023 by Innovid Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: July 5, 2023	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer